UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13011 McCallen Pass

Building A Suite 100

Austin, TX 78753

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, Natera, Inc. (the “Company”) issued a press release announcing that its executive leaders and non-employee directors unanimously agreed on a compensation change that will see the executive leaders and non-employee directors receiving equity in lieu of their respective salaries and cash retainers for the remainder of 2022. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

RSU Awards for Executive Leaders

In connection with the foregoing, on March 11, 2022, the Compensation Committee of the Board of Directors (the “Board”) approved restricted stock unit awards (“RSUs”) for Steven Chapman, Michael Brophy, Robert Schueren, Jonathan Sheena and Matthew Rabinowitz for 13,708, 9,108, 9,634, 4,141 and 6,763 shares of common stock, respectively, under the Company’s 2015 Equity Incentive Plan (the “Plan”). The RSUs will have a grant date fair market value equal to each executive’s base salary for the remainder of 2022, and calculated based on the Company’s closing bid price on the Nasdaq Stock Market on March 11, 2022. The RSUs are initially unvested and will vest in full on December 31, 2022 based on each executive’s continuous service to the Company through the vesting date.

Amended and Restated Compensation Program and RSU Awards for Non-Employee Directors

On March 13, 2022, the Board approved the Amended and Restated Compensation Program for Non-Employee Directors (the “Restated Compensation Program”) in order to enable the non-employee directors to elect to receive all or a portion of their annual cash retainers in the form of RSUs pursuant to the Plan. The Restated Compensation Program previously authorized the non-employee directors to receive all or a portion of their annual cash retainers in the form of stock option awards pursuant to the Plan.

In accordance with the Restated Compensation Program, each of the Company’s non-employee directors elected to receive RSUs in lieu of cash retainers for the quarter ending June 30, 2022 and for all subsequent fiscal quarters until the non-employee director elects to change his or her election. Based on their prior elections, Roelof F. Botha will continue to receive stock option awards in lieu of his cash retainer for the remainder of 2022 and Gail Marcus will continue to receive stock option awards in lieu of one-half of her cash retainer for the remainder of 2022. The non-employee RSUs will be issued on a quarterly basis and will be fully-vested on issuance. The non-employee RSUs will have a grant date fair market value equal to the quarterly cash retainer otherwise payable to such non-employee director and calculated in accordance with the Restated Compensation Program.

The foregoing description of the RSUs does not purport to be complete and is qualified in its entirety by the full text of the Plan and the RSU award agreements to be entered into with the Company’s executive leaders and the non-employee directors. The Plan and form of Stock Unit Agreement and Notice of Stock Unit Award under the Plan was filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 24, 2016 and is incorporated herein by reference.  The foregoing description of the Restated Compensation Program does not purport to be complete and is qualified in its entirety by the full text of the Restated Compensation Program, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Compensation Program for Non-Employee Directors.

10.2	2015 Equity Incentive Plan and forms of agreements thereunder (filed as Exhibit 10.2 to the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 24, 2016 and incorporated herein by reference (File No. 001-37478)).

99.1	Press Release dated March 14, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: March 14, 2022